                                          SECURITIES AND EXCHANGE COMMISSION

                                                WASHINGTON, D.C. 20549

                                                       Form 8-K

                                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                            Date of Report: June 9, 2004

                                                        ------

                                               SBC COMMUNICATIONS INC.
                                (Exact name of registrant as specified in its charter)

                                                        1-8610
                                               (Commission File Number)

                         DELAWARE                                                   43-1301883
      (State or other jurisdiction of incorporation)                   (I.R.S. Employer Identification No.)

                                      175 E. Houston, San Antonio, Texas, 78205
                                (Address of principal executive offices and zip code)

                                                    (210) 821-4105
                                 (Registrant's telephone number, including area code)

Item 5.   Other Events

SBC Communications Inc. ("SBC") today sold 69,436,344 million shares of Danish telecommunications provider TDC A/S ("TDC") for approximately 12.96 billion Danish Kroners (approximately U.S.$2.1 billion at a recent exchange rate) in cash.  51,351,981 shares were sold to certain institutional investors located in Europe, the U.S. and elsewhere.  TDC also agreed to repurchase 18,084,363 shares.  As a result of this transaction, SBC now owns 20,563,656 shares of TDC.  SBC has agreed to not sell these remaining shares for 180 days subject to exceptions for sales pursuant to: a public tender offer; TDC’s share repurchase program; with the prior written consent of the investment banks conducting the sale to institutional investors; or to SBC’s benefit plans.

SBC expects to report in its second-quarter 2004 financial results a net after-tax loss of approximately $100 million.

As a result of this transaction, SBC will change from the equity method of accounting to the cost method of accounting for its remaining interest in TDC.  Accordingly, SBC will no longer record proportionate results from TDC as equity income in SBC’s financial results.  In the first quarter of 2004, SBC recorded $280 million in equity income from TDC.  This included $251 million for a gain on TDC's disposition of Belgacom, S.A (“Belgacom”), $16 million related to Belgacom results reported though TDC and combined charges of $51 million for TDC's restructuring charges and impairment of our goodwill associated with a TDC subsidiary.  Adjusting for these items, equity income from TDC would have been $64 million.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties and actual results might differ materially.  A discussion of factors that may affect future results is contained in
SBC's filings with the Securities and Exchange Commission.  SBC disclaims any obligation to update or revise statements contained in this report based on new information or otherwise.

The securities referred to in this report have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, except pursuant to an applicable exemption from registration.  No public offering of securities is being made into the United States.

                                                               Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              SBC COMMUNICATIONS INC.

Date: June 9     , 2004                                                By: __/s/ John J. Stephens_________
                                                                          John J. Stephens
                                                                          Vice President and Controller